As filed with the Securities and Exchange Commission on June 26,
1998.
                                        Registration No. 333-____
_________________________________________________________________

               SECURITIES AND EXCHANGE COMMISSION
                    WASHINGTON, D.C. 20549

                            FORM S-8
                     REGISTRATION STATEMENT
                              UNDER
                   THE SECURITIES ACT OF 1933

                    MAIN STREET BANCORP, INC.
     (Exact name of registrant as specified in its charter)

      Pennsylvania                        23-2444807
(State of Incorporation)     (I.R.S. Employer Identification No.)

            601 Penn Street, Reading, PA          19601
       (Address of Principal Executive Offices) (Zip Code)

        Main Street Bancorp, Inc. 401(k) Retirement Plan
                    (Full title of the Plan)

Nelson R. Oswald, Chairman        Jeffrey P. Waldron, Esquire
and Chief Executive Office        Stevens & Lee
Main Street Bancorp, Inc.         One Glenhardie Corporate Center
601 Penn Street                   1275 Drummers Lane
Reading, Pennsylvania 19601       Wayne, Pennsylvania  19087
(610) 685-1400                    (610) 293-4964
_________________________________________________________________
 (Names, addresses and telephone numbers of agents for service)

                 CALCULATION OF REGISTRATION FEE

                                                   Proposed      Proposed
                                                   Maximum       Maximum
    Title of                          Offering     Aggregate     Amount of
   Securities        Amount to be       Price      Offering     Registration
to be Registered     Registered(1)   Per Unit(2)     Price           Fee
Common Stock,        200,000 shares    $26.125     $5,225,000      $1,592
 $1.00 par value
 per share(3)


(1) Based upon the maximum number of shares of the Registrant's common stock issuable under the Main Street Bancorp, Inc.
     401(k) Retirement Plan.

(2) Estimated solely for purposes of calculating the registration fee. Calculated in accordance with Rule 457(c) and (h)(1), on the basis of the average of the bid and asked price of the Registrant's common stock as reported on the NASDAQ National Market System as of June 23, 1998.

(3) In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.

                                        Total Number of Pages: 13
                                        Exhibit Index on Page: 10

                             PART II

       INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.   Incorporation of Documents by Reference.

          The following documents are incorporated by reference in this Registration Statement:

     (a) The Current Report on Form 8-K of Main Street Bancorp, Inc. (the "Company") filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), on May 15, 1998, and the amendment thereto on Form 8-K/A filed on June 25, 1998.

     (b) All other reports filed by the Company and the Plan pursuant to Section 13(a) or 15(d) of the Exchange Act since April 29, 1998.

     (c) The description of the Company's common stock contained in its registration statement on Form 8-A filed with the Securities and Exchange Commission on April 30,
          1998, and as amended on May 8, 1998.

          All documents subsequently filed by the Company and the Plan pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

Item 4.   Description of Securities.

          Not applicable.

Item 5.   Interests of Named Experts and Counsel.

          Not applicable.

Item 6.   Indemnification of Directors and Officers.

          Pennsylvania law provides that a Pennsylvania corporation may indemnify directors, officers, employees and agents of the corporation against liabilities they may incur in such capacities for any action taken or any failure to act, whether or not the corporation would have the power to indemnify the person under any provision of law, unless such action or failure to act is determined by a court to have constituted recklessness or willful misconduct. Pennsylvania law also permits the adoption of a bylaw amendment, approved by shareholders, providing for the elimination of a director's liability for monetary damages for any action taken or any
<PAGE 1> failure to take any action unless (1) the director has breached or failed to perform the duties of his office and
(2) the breach or failure to perform constitutes self-dealing, willful misconduct or recklessness.

          The bylaws of the Company provide for
(1) indemnification of directors, officers, employees and agents of the registrant and (2) the elimination of a director's liability for monetary damages, to the fullest extent permitted by Pennsylvania law.

          Directors and officers are also insured against certain liabilities for their actions, as such, by an insurance policy obtained by the Company.

Item 7.   Exemption from Registration Claimed.

          Not applicable.


Item 8.   Exhibits.

          4.1  Articles of Incorporation of Main Street Bancorp,
               Inc. (incorporated herein by reference to Exhibit 3.1 of the Registration Statement No. 333-
               44697 on Form S-4 of the Registrant.

          4.2 Bylaws of Main Street Bancorp, Inc. (incorporated herein by reference to Exhibit 3.2 of the Registration Statement No. 333-44697 on Form S-4 as filed with the Securities and Exchange
               Commission of the Registrant.

          5.1 Opinion of Stevens & Lee re: legality of common stock being registered.

          23.1 Consent of Beard & Company, Inc., Independent
               Auditors.

          23.2 Consent of Stevens & Lee (included at Exhibit 5.1 of this Registration Statement).

          24.1 Power of Attorney (included on signature page).

          99.1 Main Street Bancorp, Inc. 401(k) Retirement Plan
               (incorporated herein by reference to Exhibit 10.11 of Registration Statement 33-76748 of the predecessor of the Registrant).

Item 9.   Undertakings.

          (a)  The Company will:
  <PAGE 2>
               (1) File, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to:

                    (i)  Include any prospectus required by
     Section 10(a)(3) of the Securities Act of 1933; unless the information required to be included in such post-effective amendment is contained in a periodic report filed by the Company or the Plan pursuant to the Securities Exchange Act of 1934 that is incorporated herein by reference;

                    (ii)  Reflect in the prospectus any facts or
     events which, individually or together, represent a fundamental change in the information set forth in the registration statement, unless the information required to be included in such post-effective amendment is contained in a periodic report filed by the Company or the Plan pursuant to the Securities Exchange Act of 1934 that is incorporated herein by reference; and

                    (iii)  Include any additional or changed
     material information on the plan of distribution.

               (2)  For determining liability under the
Securities Act of 1933, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

               (3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

          (b) The Company undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Company's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the
<PAGE 3> successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                           SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Reading, Commonwealth of Pennsylvania, on this 23rd day of June, 1998.

                              MAIN STREET BANCORP, INC.


                              By:/s/ Nelson R. Oswald
                                   Nelson R. Oswald, Chairman
                                   and Chief Executive Officer


                        POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Nelson R. Oswald, Allen E. Kiefer, and Jeffrey P. Waldron, Esquire, and each of them, his true and lawful attorney-in-fact, as agent with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacity, to sign any or all amendments to this Registration Statement and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all intents and purposes as they might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

          Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature                    Title                  Date

/s/ Nelson R. Oswald         Chairman and Chief     June 23, 1998
Nelson R. Oswald             Executive Officer
                             (Principal Executive
                             Officer)

/s/ Allen E. Kiefer          President and Chief    June 23, 1998
Allen E. Kiefer              Operating Officer
  <PAGE 5>
/s/ Robert D. McHugh, Jr.    Executive Vice         June 23, 1998
Robert D. McHugh, Jr.        President and Chief
                             Financial Officer
                             (Principal Financial
                             Officer)

/s/ Richard A. Ketner        Executive Vice         June 23, 1998
Richard A. Ketner            President and Chief
                             Administrative Officer

/s/ Donna L. Rickert         Vice President and     June 23, 1998
Donna L. Rickert             Controller (Principal
                             Accounting Officer)

/s/ Richard T. Biever        Director               June 23, 1998
Richard T. Biever

/s/ Edward J. Edwards        Director               June 23, 1998
Edward J. Edwards

/s/ Richard T. Fenstermacher Director               June 23, 1998
Richard T. Fenstermacher

/s/ Ivan H. Gordon           Director               June 23, 1998
Ivan H. Gordon

/s/ Jeffrey W. Hayes         Director               June 23, 1998
Jeffrey W. Hayes

/s/ Alfred B. Mast           Director               June 23, 1998
Alfred B. Mast

                             Director               June __, 1998
Wesley R. Pace

/s/ Frederick A. Gosch       Director               June 23, 1998
Frederick A. Gosch

/s/ Floyd S. Weber           Director               June 23, 1998
Floyd S. Weber

/s/ Joseph Schlitzer         Director               June 23, 1998
Joseph Schlitzer

/s/ Albert L. Evans, Jr.     Director               June 23, 1998
Albert L. Evans, Jr.

     Pursuant to the requirements of the Securities Act of 1933, the Trustees of the Plan have duly caused this Registration
Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Reading, Commonwealth of Pennsylvania, on June 23, 1998.

                              MAIN STREET BANCORP, INC. 401(K)
                              RETIREMENT PLAN


                              By:/s/ Nelson R. Oswald

                              Title: Chairman

                          EXHIBIT INDEX


Exhibits                                     Page Number in
                                             Manually Signed
                                                  Original


4.1  Articles of Incorporation of Main Street
     Bancorp, Inc. (incorporated herein
     by reference to Exhibit 3.1 of the
     Registration Statement No. 333-44697 on
     Form S-4 of the Registrant.

4.2  Bylaws of Main Street Bancorp, Inc.
     (incorporated herein by reference to
     Exhibit 3.2 of the Registration Statement
     No. 333-44697 on Form S-4 of the Registrant.

5.1  Opinion of Stevens & Lee re:  legality of
     common stock being registered.                    11

23.1 Consent of Beard & Company, Inc., Independent
     Auditors.                                         13

23.2 Consent of Stevens & Lee (included at
     Exhibit 5.1 of this Registration Statement).

24.1 Power of Attorney (included on signature page).

99.1 Main Street Bancorp, Inc. 401(k) Retirement
     Plan (incorporated herein by reference to Exhibit 10.11 of Registration Statement
     33-76748 of the predecessor of the Registrant).  <PAGE 8>